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                                                                   Exhibit 10.20

                          AGREEMENT AND PLAN OF MERGER

          THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is dated as of this 15th day of May, 2001, by and between S2 GOLF INC., a New Jersey corporation ("S2 Golf"), and S2 Golf's wholly-owned subsidiary, S2 GOLF ACQUISITION CORP., a New Jersey corporation ("Acquisition Corp."; S2 GOLF and Acquisition Corp., the "Constituent Corporations").

          WHEREAS, S2 Golf is a corporation duly organized and existing under the laws of the State of New Jersey;

          WHEREAS, Acquisition Corp. is a corporation duly organized and existing under the laws of the State of New Jersey;

          WHEREAS, the Board of Directors of S2 Golf deem it advisable and in the best interests of S2 Golf's shareholders that Acquisition Corp. merge with and into S2 Golf; and

          WHEREAS, the Board of Directors of S2 Golf has approved and adopted this Agreement and the transactions contemplated hereby, including the merger of Acquisition Corp. with and into S2 Golf (the "Merger") upon the terms and subject to the conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the foregoing premises, and the covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:


                                    ARTICLE 1
                                   THE MERGER

          1.01. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Business Corporation Act of the State of New Jersey (the "Corporation Act"), at the Effective Time (as defined in Section 1.03 hereof), Acquisition Corp. will merge with and into S2 Golf. At the Effective Time, the separate identity, existence and corporate organization of Acquisition Corp shall cease, all the rights, privileges, immunities, powers and purposes of Acquisition Corp. shall be merged into S2 Golf and S2 Golf shall be fully vested therewith, and S2 Golf and Acquisition Corp. shall be a single corporation.

          1.02. THE SURVIVING CORPORATION. S2 Golf shall be the surviving corporation of the merger ("Surviving Corporation"). At the Effective Time, the corporate identity and existence of S2 Golf, with all its rights, privileges, powers, immunities, purposes and franchises shall continue unaffected and unimpaired by the Merger and it shall continue its corporate existence under the laws of the State of New Jersey.

          1.03. EFFECTIVE TIME. If this Agreement is not terminated as contemplated by Article 4.02 hereof, S2 Golf will file, or cause to be filed, with the Secretary of State of New Jersey a



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certificate of merger (the "Certificate of Merger"), substantially in the form set forth in Exhibit A attached hereto, and executed in accordance with the relevant provisions of the Corporation Act. The Merger will become effective upon the close of business on May 25, 2001 ( the "Effective Time").

          1.04. EFFECT OF THE MERGER. (a) The Surviving Corporation shall be possessed of all assets and property of every description and every interest therein, wherever located, and the rights, privileges, licenses, immunities, powers, purposes, franchises and authority, of a public as well as of a private nature, of each of the Constituent Corporations, and all obligations belonging or due to them shall be vested in S2 Golf without further act or deed. Title to any real estate or any interest therein vested in any Constituent Corporation shall not revert or in any way be impaired by reason of such merger or consolidation.

          (b) At and after the Effective Time, the Surviving Corporation shall be liable for and obligated to perform all the obligations of each Constituent Corporation. All rights of creditors of each Constituent Corporation are preserved unimpaired, and all liens upon the property of any Constituent Corporation are preserved unimpaired on only the property affected by such liens immediately prior to the Effective Time.

                                   ARTICLE II
                                  CAPITAL STOCK

          2.01. CAPITAL STOCK. At the Effective Time:

          (a) The issued and outstanding shares of common stock of Acquisition Corp. shall be cancelled and all rights in respect thereto shall cease, and no shares of the capital stock of the Surviving Corporation shall be issued in exchange therefor; and

         (b) Each issued and outstanding share of common stock of S2 Golf shall be unchanged and each such share shall continue to represent one common share of S2 Golf, as the Surviving Corporation.


                                   ARTICLE III
                    CERTIFICATE OF INCORPORATION AND BY-LAWS

         3.01.  CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION.
At the Effective Time, the Amended and Second Restated Certificate of Incorporation of S2 Golf (the "Certificate of Incorporation"), as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of S2 Golf, as the Surviving Corporation, to remain unchanged until thereafter amended in accordance with applicable law and the provisions of such Certificate of Incorporation.

         3.02. BY-LAWS OF THE SURVIVING CORPORATION. At the Effective Time, the By-laws of S2 Golf as in effect immediately prior to the Effective Time shall be the By-laws of S2 Golf, as the Surviving Corporation, to remain unchanged until thereafter amended in accordance with




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applicable law, the provisions of the Certificate of Incorporation of the
Surviving Corporation and such By-laws.

         3.03. DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors and officers of S2 Golf immediately prior to the Effective Time will be the directors and officers, respectively, of the Surviving Corporation, in each case until their respective successors are elected or appointed and qualified.


                                   ARTICLE IV
                                  MISCELLANEOUS

         4.01. AMENDMENT. This Agreement may be amended by the written agreement of the Constituent Corporations, to the extent permitted by law, at any time prior to the Effective Time.

         4.02. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time by S2 Golf.

         4.03. REFORMATION AND SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to retain most nearly the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

         4.04. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

         4.05. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

                            [Signature Page Follows]



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          IN WITNESS WHEREOF, S2 Golf and Acquisition Corp. have each executed this Agreement as of the date first above written.

                                      S2 GOLF INC.

                                      By: /s/ Douglas A. Buffington
                                         --------------------------------------
                                               Douglas A. Buffington
                                      Its:     President


                                                  S2 GOLF ACQUISITION CORP.

                                      By: /s/ James E. Jones
                                         --------------------------------------
                                               James E. Jones
                                      Its:     President


























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